UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

AGA RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51781	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141-757 W. Hastings Street, Vancouver, British Columbia, Canada V6C 1A1
(Address of Principal Executive Offices) (Zip Code)

(778) 863-0186
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by AGA Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On May 22, 2006, the Registrant announced the appointment of Mr. John Hui to the Registrant’s Board of Directors.

    Mr. Hui has over 14 years of business experience in China. He is the Founder and is serving as the Vice-Chairman and director of China World Trade Corporation (OTCBB: CWTD), a publicly traded company. Born in Hong Kong and educated in the United Kingdom, Canada and the United States, Mr. Hui has had a successful career in the Advertising, Media and the Telecommunications fields in North America before he started the venture in 1992 that led to the sucessful company known as CWTD. In the past few years, Mr. Hui has provided consultation services to numerous companies in China. He is a valued member of the U.S. Chamber of Commerce in Southern China and has served as a member on its election committee for the past two terms.

    The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Hui had or is to have a direct or indirect material interest in excess of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGA RESOURCES, INC.
By	/s/ Zhang, JianPing
Zhang, JianPing President
Dated: May 26, 2006